                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (Amendment No.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement             [_] CONFIDENTIAL, FOR USE OF THE
                                                COMMISSION ONLY (AS PERMITTED
                                                BY RULE 14a-6(e)(2))
[X] Definitive Proxy Statement
[_] Definitive Additional Materials
[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                            SUNSTAR HEALTHCARE, INC
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                            SUNSTAR HEALTHCARE, INC
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

    (5) Total fee paid:

        ------------------------------------------------------------------------

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        -----------------------------------------------------------------------

    (2) Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

    (3) Filing Party:

        -----------------------------------------------------------------------

    (4) Date Filed:

        -----------------------------------------------------------------------
Notes:

                           SUNSTAR HEALTHCARE, INC.

                             ------------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD DECEMBER 15, 1997


TO THE STOCKHOLDERS OF SUNSTAR HEALTHCARE, INC.

     Notice is hereby given that the Annual Meeting of Stockholders of SunStar Healthcare, Inc., a Delaware corporation (the "Company"), will be held at the the Hyatt Regency Orlando International located at 9300 Airport Boulevard, Orlando, Florida on Monday, December 15, 1997 at 10:00 a.m. for the following purposes:

     1. To elect six directors of the Company to hold office until the next Annual Meeting of Stockholders and until their successors shall have been duly elected and qualified; and

     2. To consider and transact such other business as may properly come before the meeting or any adjournment thereof.

     A proxy statement, form of proxy and the Annual Report to Stockholders of the Company for the fiscal year ended July 31, 1997 are enclosed herewith. Only holders of record of Common Stock of the Company at the close of business on November 20, 1997 will be entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof. A complete list of the stockholders entitled to vote will be available for inspection by any stockholder during the meeting. In addition, the list will be open for examination by any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting at the offices of the Company, located at 300 International Parkway, Suite 230, Heathrow, Florida 32746.

                                           By order of the Board of Directors,



                                           David A. Jesse, Secretary

Heathrow, Florida
Date: November 19, 1997



ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING. IF YOU DO NOT EXPECT TO BE PRESENT, PLEASE DATE AND SIGN THE ENCLOSED FORM OF PROXY AND RETURN IT PROMPTLY USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                           SUNSTAR HEALTHCARE, INC.

                           ------------------------

                                PROXY STATEMENT
                                      FOR
                        ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD DECEMBER 15, 1997

                           ------------------------


     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the "Board of Directors") of SunStar Healthcare, Inc., a Delaware corporation (the "Company"), of proxies in the form enclosed. Such proxies will be voted at the 1997 Annual Meeting of Stockholders of the Company to be held at 10:00 a.m., on Monday, December 15, 1997, and at any adjournment(s) or postponement(s) thereof (the "Annual Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.

     The Company's principal executive offices are located at 300 International Parkway, Suite 230, Heathrow, Florida 32746, and its telephone number is (407) 304-1066. This Proxy Statement and accompanying form of proxy are being mailed on or about November 25, 1997 to all stockholders of record on November 20, 1997 (the "Record Date").

     Any stockholder giving a proxy has the power to revoke the same at any time before it is voted by delivering a written notice to the Secretary of the Company at its offices, by executing a later-dated proxy or by attending the Annual Meeting and voting in person. The cost of soliciting proxies will be borne by the Company. The Company expects to reimburse brokers or other persons for their reasonable out-of-pocket expenses in forwarding proxy material to beneficial owners. The Company has no contract or arrangement with any party in connection with the solicitation of proxies. Following the mailing of the proxy materials, solicitation of proxies may be made by officers and employees of the Company by mail, telephone, telegram or personal interview. Properly executed proxies will be voted in accordance with instructions given by stockholders at the places provided for such purpose in the accompanying proxy. Unless contrary instructions are given by stockholders, the shares represented by such proxies are intended to be voted in favor of the election of the six nominees for director named herein. The Board of Directors does not know of any other matters that may be brought before the Annual Meeting nor does it foresee or have reason to believe that proxy holders will have to vote for substitute or alternate nominees. In the event that any other matter should come before the Annual Meeting or any nominee is not available for election, the persons named in the enclosed proxy will have discretionary authority to vote all proxies not marked to the contrary with respect to such matters in accordance with their best judgment.

                               VOTING SECURITIES

     Stockholders of record as of the close of business on the Record Date will be entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof. On the Record Date, there were 2,395,000 outstanding shares of common stock, par value $.001 per share, of the Company (the "Common Stock"). Each holder of Common Stock is entitled to one vote for each share held by such holder. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the Annual Meeting. Directors will be elected by a plurality of the votes cast by the shares of Common Stock represented in person or by proxy at the Annual Meeting. If less than a majority of outstanding shares entitled to vote are represented at the Annual Meeting, a majority of the shares so represented may adjourn the Annual Meeting to another date, time or place, and notice need not be given of the new date, time or place if the new date, time or place is announced at the meeting before an adjournment is taken.

     Proxies submitted which contain abstentions or broker non-votes will be deemed present at the Annual Meeting for purposes of determining the presence of a quorum. Shares of Common Stock that are voted to abstain with respect to any matter will be considered cast with respect to that matter. Shares subject to broker non-votes with respect to any matter will not be considered cast with respect to that matter.


                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

     The following table sets forth certain information as of October 30, 1997, regarding beneficial ownership of the Company's Common Stock by: (i) each director and executive officer of the Company, (ii) all directors and executive officers as a group, and (iii) all persons known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock. Unless otherwise noted, all persons named in the table have the sole voting and dispositive power with respect to Common Stock beneficially owned.

          NAME AND ADDRESS OF               AMOUNT AND NATURE OF BENEFICIAL        PERCENTAGE OF OUTSTANDING
          BENEFICIAL OWNERS(1)                         OWNERSHIP                         SHARES OWNED
          --------------------              -------------------------------        -------------------------
National Home Health Care Corp.                         900,000                               37.6%
    700 White Plains Rd.,
    Scarsdale, NY 10583
Bernard Levine, M.D.                                    208,600  (2)                           8.7%
Frederick H. Fialkow                                     42,500  (2)                           1.8%
Warren D. Stowell                                       130,000  (3)                           5.4%
David A. Jesse                                           41,666  (4)                           1.7%
Steven Fialkow                                            7,500  (5)                             *
Richard Seidelman, M.D.                                  12,500  (2)                             *
Jack Shields                                             16,666  (6)                             *
All directors and executive officers as                 459,432  (2)-(6)                      19.2%
 a group (7 persons)

Underwriters                                            130,000  (7)                           5.4%

_____________
* Less than 1%

(1) Unless otherwise indicated, the address of each of these persons is SunStar Healthcare, Inc., 300 International Parkway, Suite 230, Heathrow, Florida 32746.

(2) Includes 7,500 shares of Common Stock issuable pursuant to immediately exercisable stock options.

(3) Includes 125,000 shares issuable under immediately exercisable options. Excludes 125,000 shares subject to options not exercisable within the next 60 days.

(4) Consists of shares issuable upon immediately exercisable stock options. Excludes 33,334 shares subject to options that are not exercisable within the next 60 days.

(5) Represents shares of Common Stock issuable pursuant to immediately exercisable stock options.

(6) Represents shares of Common Stock issuable pursuant to immediately exercisable stock options and options exercisable within the next 60 days. Excludes 8,334 shares subject to options not exercisable within the next 60 days.

(7) Represents Common Stock issuable pursuant to currently exercisable warrants.


                             ELECTION OF DIRECTORS

     Unless otherwise indicated, the shares represented by all proxies received by the Board of Directors will be voted at the Annual Meeting in accordance with their terms and, in the absence of contrary instructions, for the election of Warren D. Stowell, David A. Jesse, Frederick H. Fialkow, Steven Fialkow, Bernard Levine, M.D. and Richard Seidelman, M.D. to serve until the next Annual Meeting of Stockholders and until their successors are elected and qualified. Although it is anticipated that each nominee will be available to serve as a director, should any nominee be unavailable to serve, proxies will be voted by the Board of Directors.

EXECUTIVE OFFICERS AND DIRECTORS

     The following table sets forth certain information concerning the nominees for director and executive officers of the Company:

      NAME                  Age                              Position
      ----                  ---      ---------------------------------------------------------------------------

Warren D. Stowell            45      President, Chief Executive Officer and Chairman of Board of Directors
David A. Jesse               48      Executive Vice President, Chief Operating Officer, Secretary and a Director
Jack Shields                 38      Chief Financial Officer and Vice President
Frederick H. Fialkow         66      Director
Steven Fialkow               38      Director
Bernard Levine, M.D.         69      Director
Richard Seidelman, M.D.      39      Director

     The Company's directors are elected at each Annual Meeting of Stockholders of the Company to serve for a term of one year or until their successors are duly elected and qualified. Officers serve at the discretion of the Board of Directors. The terms of office of all officers and directors expire at the time of the Annual Meeting each year.

     Warren D. Stowell has been President and Chief Executive Officer of the
     -----------------
Company since December 1995, Chairman of the Board of Directors of the Company since March 1996, and President and Chief Executive Officer of each of the Company's subsidiaries, Brevard, First Health and SunStar Health Plan, Inc. (formerly known as Boro Medical Corp.) since November 1, 1995. From July 1993 through November 1995, Mr. Stowell served as Chief Operating Officer, Insurance Division, for Ramsay HMO, Inc., an HMO operating in the State of Florida. From June 1991 until July 1993, Mr. Stowell was President and Chief Executive Officer of Care Florida, Inc. From May 1988 to May 1991, Mr. Stowell served as President and Chief Executive Officer of H.I.P. Network of Florida.

     David A. Jesse has been Executive Vice President, Chief Operating
     --------------
Officer and a director of the Company since January 1996. Prior to his association with the Company, Mr. Jesse had been a principal of Masters & Jesse

Co., LPA, a legal professional association, commencing in March 1993. From May 1992 to February 1993, he was Vice President and General Counsel of Care Florida, Inc., a health maintenance organization based in Miami, Florida. From 1988 to 1992, Mr. Jesse was an associate with the law firm of Climaco, Climaco, Seminiatore, Lefkowitz & Garafoli in its health care law department. Prior thereto, from 1984 to 1987, Mr. Jesse was the Vice President and General Counsel of HealthAmerica Corporation of Ohio, a health maintenance organization based in Cleveland, Ohio.

     Frederick H. Fialkow has been a director of the Company since December
     --------------------
of 1995. Since February 1988, Mr. Fialkow has been Chairman of the Board and Chief Executive Officer of National Home Health Care Corp., a publicly held Delaware corporation ("National") and a principal shareholder of the Company. From February 1988 to October 1997 he was also President of National. Mr. Fialkow is the father of Steven Fialkow.

     Steven Fialkow has been a director of the Company since December 1995.
     --------------
Mr. Fialkow has been the President and Chief Operating Officer of National since October 1997. He has also served as Secretary of National since September 1995, as Executive Vice President of New England Home Care, Inc. since August 1995 and as a director of National since December 1991. Prior thereto he served as Executive Vice President of Health Acquisition Corp. from May 1994 to August 1995. He has served as President of National HMO (New York), Inc. from April 1989 to April 1994 and Vice President of National HMO (New York) Inc. from August 1984 to March 1989. Steven Fialkow is a certified public accountant. He is the son of Frederick H. Fialkow.

     Bernard Levine, M.D. has been a director of the Company since December
     --------------------
1995. Dr. Levine is a private investor, primarily in the healthcare industry. Since 1962, he has been a Professor of Internal Medicine at New York University School of Medicine with a sub-specialty in allergy and immunology. Dr. Levine also serves as a director of National and was a director of Cypros Pharmaceutical Corp. until October 22, 1996.

     Richard Seidelman, M.D. has been a director of the Company since
     ----------------------
February 1996. Since June 1989, Dr. Seidelman has been a pulmonary care physician in private practice in South Florida. Dr. Seidelman is a graduate of the University of Pennsylvania and received his M.D. degree from Hahnemann University. He completed his residency in internal medicine at Georgetown University/VA Medical Center and his fellowship in pulmonary medicine at George Washington University.

     Jack Shields has been Vice President and Chief Financial Officer of
     ------------
the Company since December 1996. From September 1996 to December 1996, Mr. Shields was Vice President, Network Development for Capital Community Health Plan in Washington, D.C. and from January 1996 to September 1996 he was Regional Network Director for United Healthcare Corporation's Mid-Atlantic Region. Mr. Shields was acting Chief Financial Officer for the MetraHealth Mid-Atlantic Region from April 1995 to January 1996. From April 1992 to April 1995, Mr. Shields was Director, Financial Controls for Metropolitan Life Insurance Company's Group Department. From July 1987 to April 1992, Mr. Shields was Regional Controller for MetLife Healthcare Networks, Inc., the HMO subsidiary of Metropolitan Life Insurance Company.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

     The Board of Directors held three meetings during the fiscal year ended July 31, 1997 ("fiscal 1997") and acted by unanimous consent on one occasion. Each director attended at least 75% of (i) all of the meetings of the Board of Directors during fiscal 1997 and (ii) all of the meetings of all the Committees on which he served.

     The Board of Directors established an Audit Committee and a Compensation Committee during fiscal 1997. The Company does not have a nominating committee. The Company's Audit Committee is currently composed of Mr. Frederick H. Fialkow, Mr. Steven Fialkow and Dr. Levine. The function of the Audit Committee is to make recommendations concerning the selection each year of independent auditors of the Company, to review the effectiveness of the Company's internal accounting methods and procedures, and to review the results and scope of the audit and other services provided by the Company's independent auditors. The Audit Committee did not hold a meeting in fiscal 1997; however, its members met informally from time to time.

     The Compensation Committee is composed of Mr. Frederick H. Fialkow,
Mr. Steven Fialkow and Dr. Levine. The function of the Compensation Committee is to review and recommend to the Board of Directors policies, practices and procedures relating to compensation of key employees and to administer employee benefit plans. The Compensation Committee held one meeting during fiscal 1997.


SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE.

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of the Company's Common Stock, to file with the SEC and NASDAQ initial reports of beneficial ownership and reports of changes in beneficial ownership of Common Stock of the Company. Such persons are also required by SEC regulations to furnish the Company with copies of all such Section 16(a) forms they file. Based solely on a review of the copies of such reports furnished to the Company, or written representations that no Forms 5 were required, an initial report of beneficial ownership on Form 3 was filed late for Mr. Jack Shields, an executive officer, and an annual statement of changes in beneficial ownership on Form 5 was filed late respecting stock option grants or vesting of options for each of Mr. Shields, Mr. David A. Jesse, an executive officer and a director, and Mr. Warren Stowell, an executive officer and a director.

EXECUTIVE COMPENSATION

     The following table sets forth information concerning the annual and long term compensation during the Company's last two fiscal years of the Company's Chief Executive Officer and other most highly compensated executive officers of the Company, whose salary and bonus for the 1997 fiscal year exceeds $100,000 for services rendered in all capacities to the Company and its subsidiaries:

                           SUMMARY COMPENSATION TABLE

                                  Annual Compensation                               Long Term Compensation
                          ------------------------------------  --------------------------------------------------------------
                           Fiscal
                            Year                                                              LTIP            All other
Name and Position           Ended       Salary        Bonus        Options/ SARs (#)        Payouts          Compensation
                          ---------   ---------    -----------  --------------------      ------------  ----------------------
Warren D. Stowell            1997      $129,904      $   --              --                 $    --                --
  President, Chief           1996      $ 95,193          --          250,000(2)                  --                --
  Executive Officer(1)

David A. Jesse               1997      $106,576      $15,000             --                      --                --
  Executive Vice             1996      $ 17,692          --           75,000(4)                  --             25,000(5)
  President and Chief
  Operating  Officer(3)

______________
(1) Mr. Stowell is President and Chief Executive Officer of SunStar Healthcare, Inc., and its subsidiaries, Brevard Medical Centers, Inc., First Health, Inc., and SunStar Health Plan, Inc.

(2) Granted pursuant to Mr. Stowell's employment agreement. One-half of the options are currently exercisable, and 62,500 options shall be exercisable on each of the next two successive anniversaries from the date of grant, subject to Mr. Stowell's employment by the Company.

(3) Mr. Jesse is Executive Vice President and Chief Operating Officer of SunStar Healthcare, Inc., and its subsidiaries, Brevard Medical Centers, Inc., First Health, Inc. and SunStar Health Plan, Inc.

(4) Represents an option for 25,000 shares of Common Stock granted pursuant to Mr. Jesse's employment agreement and an option for 50,000 shares of Common Stock granted pursuant to the Company's 1996 Stock Option Plan. Options to purchase 41,666 shares are currently exercisable, and options for the remaining 33,334 shares shall be exercisable one-half on each of the second and third anniversaries from the date of grant, subject to Mr. Jesse's employment by the Company.

(5) Represents consulting fees paid to Mr. Jesse during the fiscal year ended July 31, 1996 prior to his employment with the Company.


OPTION GRANTS TO EXECUTIVE OFFICERS DURING THE FISCAL YEAR

     No options were granted during fiscal 1997 to those individuals named in the preceding Summary Compensation Table. However, the terms of an existing option held by Mr. David A. Jesse were modified. See "Executive Compensation - Report on Repricing of Options."

AGGREGATED OPTION EXERCISES AND FISCAL YEAR END OPTION VALUES

  None of the options held by those individuals listed in the Summary Compensation Table were exercised in fiscal 1997. The following table sets forth information concerning the value of unexercised stock options at July 31, 1997 for those individuals named in the Summary Compensation Table:

                  AGGREGATED OPTIONS IN LAST FISCAL YEAR AND
                         FISCAL YEAR END OPTION VALUES

                                          Number of Securities                   Value of Unexercised
                                         Underlying Unexercised                  In-The-Money Options
                                       Options at Fiscal Year End                 at Fiscal Year End
              Name                     Exercisable/Unexercisable             Exercisable/Unexercisable
---------------------------------  -----------------------------------  --------------------------------------
Warren D. Stowell                            125,000/125,000                    $593,750/$593,750(1)
David Jesse                                   41,666/33,334                     $135,416/$33,334(1)

_________________________

(1) The dollar values were calculated by determining the difference between the fair market value at fiscal year-end of the Common Stock underlying the options and the exercise price of the options. The last sale price of a share of the Company's Common Stock on July 31, 1997 as reported by Nasdaq was $5.00.


REPORT ON REPRICING OF OPTIONS

     In December 1996, the Compensation Committee granted ten year stock options to certain key employees under the Company's Stock Option Plan at an exercise price of $4.00 per share with incremental vesting over three years. At that time the Compensation Committee also reviewed David Jesse's incentive stock option for 50,000 shares which had an exercise price of $5.00 per share, a term of ten years from May 15, 1996 (the date of grant), and vested as to 12,500 shares on each of the first, second, third and fourth anniversaries from the date of grant. In order to conform Mr. Jesse's options with those of other key employees, the Committee approved an amendment to Mr. Jesse's stock option which changed the exercise price to $4.00 per share and changed the vesting period to provide for the vesting of 16,666 shares on May 15, 1997, and 16,667 shares on each of May 15, 1998 and May 15, 1999, subject to Mr. Jesse's employment by the Company on such date. The market price of the Company's Common Stock on December 16, 1997 as quoted by the Nasdaq SmallCap Market was $4.00 per share.

     Respectfully submitted,

  Frederick H. Fialkow    Steven Fialkow    Bernard Levine, M.D.

EMPLOYMENT AGREEMENTS

     The Company entered into an employment agreement, effective as of May 15, 1996, with Warren D. Stowell pursuant to which he is employed full-time as the Company's President and Chief Executive Officer. The agreement expires on the second anniversary of the date of May 15, 1996, provided that the agreement may be renewed for successive one year periods unless, thirty (30) days prior to the expiration of the agreement, either party notifies the other of its election not to renew the agreement. The agreement also provides that for so long as Mr. Stowell remains employed by the Company, he shall serve as a member of the Company's Board of Directors and shall have the right to designate one additional member to the Board of Directors. Mr. David A. Jesse is Mr. Stowell's current designee. The agreement provides for an annual salary of $150,000 per annum as of May 15, 1997. Mr. Stowell's employment agreement contains confidentiality provisions and a covenant not to compete with the Company for a period of six months following termination of employment.

     In addition, the Company granted to Mr. Stowell options to purchase an aggregate of 250,000 shares of Common Stock at an exercise price equal to $.25 per share. The options are currently exercisable as to one-half of the shares covered thereby, and 62,500 options shall be exercisable on each of the second and third anniversaries from January 28, 1996, provided that Mr. Stowell is employed by the Company on such dates. Commencing two (2) years after May 15, 1996, the Company has agreed to use its best efforts to file a registration statement under the Securities Act to register the shares of Common Stock issuable to Mr. Stowell pursuant to the exercise of such options. No options have been exercised as of July 31, 1997.

     The Company entered into an employment agreement, effective as of May 15, 1996, with David Jesse pursuant to which he is employed full-time as the Company's Executive Vice President and Chief Operating Officer. The agreement expires on May 15, 1998, provided that the agreement may be renewed for successive one year periods unless, at least thirty days prior to the expiration of the agreement, either party notifies the other of its election not to renew the agreement. The agreement provides for an annual salary of $135,000 per annum as of May 15, 1997. Mr. Jesse's employment agreement contains confidentiality provisions and a covenant not to compete with the Company for a period of six months following termination of employment.

     In addition, the Company granted to Mr. Jesse options to purchase an aggregate of 75,000 shares of Common Stock. Options to purchase 25,000 shares of Common Stock were granted in connection with Mr. Jesse's employment agreement, at an exercise price of $.25 per share and are currently exercisable. The remaining 50,000 options, which were granted under the Company's 1996 Stock Option Plan, have an exercise price of $4.00 per share, are exercisable as to 16,666 shares and shall be exercisable for the remainder on each of the second and third anniversaries of the date of May 15, 1996, provided that Mr. Jesse is employed by the Company on such dates. Commencing two years after May 15, 1996, the Company has agreed to use its best efforts to file a registration statement under the Securities Act to register the Common Stock issuable to Mr. Jesse pursuant to the exercise of such options. No options have been exercised as of July 31, 1997. See "Executive Compensation - Report on Repricing of Options."

DIRECTOR COMPENSATION

  The Company's non-employee directors are paid a fee of $2,500 for each meeting of the Board of Directors attended. All directors are reimbursed for their reasonable out-of-pocket expenses incurred in connection with their attendance at meetings of the Board of Directors and for other expenses incurred in their capacity as directors of the Company. Under the Company's 1996 Stock Option Plan, each non-employee director of the Company, upon becoming a director is entitled to receive a non-qualified stock option for 7,500 shares of Common Stock exercisable at a price equal to the fair market value of the Common Stock on the date of grant. In May 1996, each of the non-employee directors was granted a stock option exercisable for 7,500 shares of Common Stock at $5.00 per share.

THE COMPANY'S STOCK OPTION PLAN

     In February 1996, the Board of Directors of the Company adopted, and National (the Company's sole stockholder at that time) approved, the Company's 1996 Stock Option Plan (the "Option Plan") pursuant to which 200,000 shares of Common Stock currently are reserved for issuance upon the exercise of options designated as either (i) options intended to constitute incentive stock options ("ISO's") under the Internal Revenue Code of 1986, as amended (the "Code"), or
(ii) non-qualified options. ISOs may be granted under the Option Plan to employees and officers of the Company. Non-qualified options may be granted to consultants, directors (whether or not they are employees), employees or officers of the Company.


     The Option Plan is intended to qualify under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Option Plan may be administered by the Board of Directors or a committee appointed by the Board and the Option Plan is currently administered by the Company's Compensation Committee comprised of independent directors. The Compensation Committee, within the limitations of the Option Plan, determines the persons to whom options will be granted, the number of shares to be covered by each option, whether the options granted are intended to be ISOs, the duration and rate of exercise of each option, the exercise price per share and the manner of exercise and the time, manner and form of payment upon exercise of an option. Unless sooner terminated, the Option Plan will expire on February 13, 2006.

     The aggregate fair market value of shares for which ISOs granted to any employee exercisable for the first time by such employee during any calendar year (under all stock option plans of the Company) may not exceed $100,000 and options to purchase no more than 50,000 shares may be granted under the Option Plan to any single optionee in any calendar year. Non-qualified options granted under the Option Plan may not be granted at a price less than 90% of the fair market value of the Common Stock on the date of grant. Options granted under the Option Plan will expire not more than ten years from the date of grant (five years in the case of ISOs granted to persons holding 10% or more of the voting stock of the Company). All options granted under the Option Plan are not transferable during an optionee's lifetime but are transferable at death by will or by the laws of descent and distribution. In general, upon termination of employment of an optionee, all options granted to such person which are not exercisable on the date of such termination immediately terminate, and any options that are exercisable terminate ninety days following the termination of employment.

     The Option Plan contains anti-dilution provisions authorizing appropriate adjustments in certain circumstances. Shares of Common Stock subject to options which expire without being exercised or which are canceled as a result of cessation of employment are available for further grants. No shares of Common Stock may be issued to any optionee until the full exercise price has been paid. The Board of Directors or the committee, as the case may be, may grant individual options under the Option Plan with more stringent provisions than those specified in the Option Plan.

     The Option Plan provides that each non-employee director automatically receives, upon first becoming a non-employee director, a grant of an option to purchase 7,500 shares of Common Stock at an exercise price equal to the fair market value of the Common Stock. Each non-employee director option expires five years from the date of grant.

     The Company has granted options to purchase an aggregate of 110,000 shares under the Option Plan, exclusive of non-employee director options to purchase an additional 37,500 shares, none of which options has been exercised.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Upon consummation of the initial public offering on May 15, 1996, National continued to own 37.6% of the outstanding Common Stock of the Company. Certain directors of the Company are also officers, directors and/or principal stockholders of National and, consequently, may be able, through National, to direct the election of the Company's directors, effect significant corporate events and generally direct the affairs of the Company. The Company does not intend to enter into any transactions with National or its affiliates by a majority of the independent and disinterested members of the Board of Directors and, to the extent deemed necessary or appropriate by the Board of Directors, the Company will obtain a fairness opinion and stockholder approval in connection with any such transaction.

     The Company has granted to Mr. Warren D. Stowell (the President, Chief Executive Officer and Chairman of the Board) and Mr. David A. Jesse (the Executive Vice President, Chief Operating Officer and a director of the Company) options to purchase 250,000 and 25,000 shares, respectively, of Common Stock at an exercise price per share of $.25 in connection with their respective employment by the Company. Mr. Stowell's options are currently exercisable as to one-half of the shares covered thereby and shall be exercisable as to one-fourth of the shares covered thereby on each of the second and third anniversaries of January 28, 1996, provided that Mr. Stowell is employed by the Company on such dates. Mr. Jesse's options are currently exercisable. Commencing two years after May 15, 1996, the Company has agreed to use its best efforts to file a registration statement under the Securities Act to register the shares of Common Stock issuable to Mr. Stowell and Mr. Jesse pursuant to exercise of such options.

     The Company has agreed to use its best efforts to include 83,000 shares of Common Stock held by National in a registration statement to be filed under the Securities Act two years after May 15, 1996.

     Ms. Robyn Stowell has been employed by the Company since August 1996 as Vice President of Medical Operations and received $72,403 in salary and a $15,000 bonus in fiscal 1997. During fiscal 1997, Ms. Stowell was also granted a stock option under the Company's Stock Option Plan for 25,000 shares of Common Stock with an exercise price of $4.00 per share. The option vests in three equal annual installments commencing December 16, 1997 and terminates on December 15, 2006. Ms. Stowell is the spouse of Mr. Warren D. Stowell, the Company's President, Chief Executive Officer and Chairman of the Board.


                         STOCKHOLDER PROPOSALS FOR 1998

     Stockholders wishing to present proposals at the 1998 Annual Meeting of Stockholders and wishing to have their proposals presented in the proxy statement distributed by the Board of Directors in connection with the 1998 Annual Meeting of Stockholders must submit their proposals to the Company in writing not later than July 8, 1998, at the company's principal executive offices, located at 300 International Parkway, Suite 230, Heathrow, Florida 32746, Attention: Mr. David A. Jesse, Executive Vice President.


                              VOTING REQUIREMENTS

     Assuming a quorum is present, a plurality of the votes cast at the Annual Meeting will be required for the election of directors. Shares of Common Stock that are voted to abstain with respect to any matter be considered cast with respect to that matter. Shares subject to broker non-votes with respect to any matter will not be considered cast with respect to that matter.

                                 OTHER MATTERS

     The Board of Directors knows of no business which will be presented for action at the Annual Meeting other than as set forth in this Proxy Statement, but if any matters properly come before the meeting, it is the intention of the persons names in the accompanying proxy to vote on such matters in accordance with their best judgement.

                                    BY ORDER OF THE BOARD OF DIRECTORS



                                    DAVID A. JESSE, Secretary


Heathrow, Florida
November 19, 1997

                                                               SHAREHOLDER PROXY


                           SUNSTAR HEALTHCARE, INC.
                        ANNUAL MEETING OF STOCKHOLDERS
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

THE UNDERSIGNED HEREBY APPOINTS WARREN D. STOWELL AND DAVID A. JESSE, OR EITHER OF THEM, AS PROXIES, EACH WITH THE POWER TO APPOINT HIS SUBSTITUTE, TO REPRESENT AND VOTE ALL SHARES OF COMMON STOCK OF AND ON BEHALF OF THE UNDERSIGNED AS DESIGNATED ON THE REVERSE SIDE AT THE ANNUAL MEETING OF STOCKHOLDERS OF SUNSTAR HEALTHCARE, INC. TO BE HELD DECEMBER 15, 1997, AND ANY ADJOURNMENTS THEREOF, WITH ALL POWERS THE UNDERSIGNED WOULD POSSESS IF PERSONALLY PRESENT AND VOTING AT SUCH MEETING. THE SHARES REPRESENTED BY THIS PROXY SHALL BE VOTED IN THE FOLLOWING MANNER.

                                                        Please mark your
                                                        votes as indicated in
                                                        this example   [X]


1. ELECTION OF DIRECTORS WARREN D. STOWELL, DAVID A. JESSE, FREDERICK H. FIALKOW, STEVEN FIALKOW, BERNARD LEVINE, M.D., RICHARD SEIDELMAN, M.D.


     [ ]  FOR NOMINEES LISTED ABOVE (EXCEPT     [ ]  WITHHOLD AUTHORITY
          AS MARKED TO THE CONTRARY BELOW)              TO VOTE FOR

     (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.)

--------------------------------------------------------------------------------

2. OTHER BUSINESS: THE PROXIES ARE AUTHORIZED TO VOTE IN THEIR DISCRETION ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.


                  CONTINUED AND TO BE SIGNED ON REVERSE SIDE

THE SHARES REPRESENTED BY THIS PROXY, DULY EXECUTED, WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATION MADE. IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR EACH OF THE ABOVE NOMINEES, AND FOR SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AS THE PROXYHOLDERS DEEM ADVISABLE.

SUNSTAR HEALTHCARE, INC.
   ANNUAL MEETING
   TO BE HELD AT:                 DATE:
                                       ----------------------------------------

HYATT REGENCY ORLANDO INTERNATIONAL
    9300 AIRPORT BOULEVARD             ----------------------------------------
      ORLANDO, FLORIDA                     SIGNATURE

     DECEMBER 15, 1997
     10:00 A.M., LOCAL TIME            ----------------------------------------
                                       SIGNATURE IF HELD JOINTLY

        THIS PROXY SHOULD BE SIGNED BY THE STOCKHOLDER(S) EXACTLY AS HIS OR HER NAME APPEARS HEREON. PERSONS SIGNING IN A FIDUCIARY CAPACITY SHOULD SO INDICATE. IF SHARES ARE HELD BY JOINT TENANTS OR AS COMMUNITY PROPERTY, BOTH SHOULD SIGN. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY THE PRESIDENT OR OTHER AUTHORIZED OFFICER AND SHOULD BEAR THE CORPORATE SEAL. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.


TO ASSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, PLEASE MARK, SIGN AND DATE
          THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE